Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Nurix Therapeutics, Inc. of our report dated May 5, 2020, except for the effects of the reverse stock split described in Note 2, as to which the date is July 20, 2020 relating to the financial statements, which appears in Nurix Therapeutics, Inc.’s Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-239651).

/s/ PricewaterhouseCoopers LLP

San Jose, California

July 23, 2020